Exhibit 99.1

KINGSWAY REPORTS FIRST QUARTER 2026 FINANCIAL RESULTS

-- Q1 2026 Ahead of Budget for both KSX and Extended Warranty--

-- Revenue Growth of 37% to $39.0 Million --

-- KSX Revenue Growth of 81% to $21.1 Million --

-- Extended Warranty Revenue Growth of 7% to $17.9 Million --

-- Reiterates Target of Three to Five Acquisitions in 2026 --

-- Reiterates Double-Digit Organic Growth Budget for both KSX and Extended Warranty in 2026 --

Management to Host Conference Call Tuesday, May 7, 2026, at 5 p.m. ET

Chicago - (May 7, 2026) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”), the only publicly-traded US company employing the Search Fund model to acquire and build great businesses, today announced its operating results for the three months ended March 31, 2026.

First Quarter 2026 Financial Highlights Compared To First Quarter 2025

●	Consolidated revenue increased 37.4% to $39.0 million, compared to $28.3 million.
o	Kingsway Search Xcelerator (“KSX”) revenue increased 80.7% to $21.1 million, compared to $11.7 million.
o	Extended Warranty revenue increased 7.2% to $17.9 million, compared to $16.7 million; Extended Warranty cash sales increased 11.8%.

●	Consolidated net loss was $2.2 million, compared to a net loss of $3.1 million.

●	Consolidated adjusted EBITDA was $2.4 million, compared to $1.4 million.
o	KSX adjusted EBITDA increased by 82% to $3.5 million, compared to $1.9 million.
o	Extended Warranty adjusted EBITDA was $0.4 million, compared to $0.9 million.

●	The Company had total net debt of $63.9 million as of March 31, 2026, compared with $62.4 million as of December 31, 2025.

Business Highlights

●	Portfolio LTM EBITDA for the operating companies was $22.0 million to $23.0 million as of March 31, 2026; see “Non-U.S. GAAP Financial Measures” below for further explanation of this metric.

●	On March 16, 2026, the Company announced that its Board of Directors (the “Board”) had elected Adam J. Patinkin as Chairman of the Board and Terence M. Kavanagh as Vice-Chairman of the Board.

●	On March 31, 2026, the Company announced the Board had approved a proposed corporate name change to Kingsway Corporation and a proposed stock ticker change to KWY, which are intended to better reflect the Company’s business evolution and long-term strategy. The proposed name change is subject to shareholder approval at the Company’s upcoming Annual general Meeting of shareholders scheduled for May 18, 2026.

Management Commentary

“Kingsway delivered a strong first quarter of 2026, with profits at both KSX and Extended Warranty coming in ahead of budget,” said JT Fitzgerald, Kingsway’s President and CEO.  “March stood out as a particularly good month, and we see clear business momentum across our portfolio entering the seasonally stronger summer months.

“For the full year, we continue to expect double-digit organic growth in revenue and profit at both KSX and Extended Warranty.  Our acquisition pipeline is robust, and we anticipate completing three to five acquisitions in 2026, in line with our target.

“The combination of healthy organic growth and continued acquisition activity position Kingsway for a year of meaningful financial and strategic progress .”

Conference Call and Webcast

Management will host a conference call at 5 p.m. Eastern Time today to discuss the results and host a live Q&A session. Additionally, investors may also submit questions via email to: James@HaydenIR.com.

Conference Call Information

Date: Tuesday, May 7, 2026
Time: 5 p.m. Eastern Time
Toll Free: 877-545-0523
International: +1 973-528-0016

Participant Code: 456847
Live Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/53983

Conference Call Replay Information

Toll Free: 877-481-4010
International:+1-919-882-2331
Replay Passcode: 53983
Replay Webcast Link: https://www.webcaster5.com/Webcast/Page/2928/53983

About the Company

Kingsway Financial Services Inc. (“Kingsway”) (NYSE: KFS) is the only publicly-traded US company employing the Search Fund model to acquire and build great businesses .

Kingsway owns and operates a collection of high-quality B2B and B2C services companies that are asset-light, growing, profitable, and that have recurring revenues. Kingsway seeks to compound long-term shareholder value on a per share basis via its decentralized management model, its talented team of operators, and its tax-advantaged corporate structure.

Non U.S. GAAP Financial Measure

Management believes that non-GAAP adjusted EBITDA and Portfolio LTM EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company's operating results and enhance the overall ability to assess the Company's financial performance.

Management uses non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting, and reviewing the performance of its business. Non-GAAP adjusted EBITDA allows investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. Management believes that non-GAAP adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliations, provides useful information about the Company's business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, Management believes that non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated.

Portfolio LTM EBITDA represents management’s estimate of the trailing twelve-month adjusted EBITDA generated by the Company’s portfolio of operating businesses, including the KSX segment and the Extended Warranty segment. For the KSX segment, Portfolio LTM EBITDA includes the trailing twelve months of adjusted EBITDA for the operating businesses within the segment, including businesses acquired during the period and businesses acquired after the end of the reporting period but prior to the date of this release, as if they had been owned for the full twelve-month period. For the Extended Warranty segment, Portfolio LTM EBITDA is based on Modified Cash adjusted EBITDA, which reflects timing differences between GAAP revenue recognition and GAAP commission expense to the timing of cash receipts and cash commission expense associated with warranty contracts, as well as an adjustment to investment income for the difference between actual book yield and current market yield; no other adjustments are made. For clarity, Modified Cash adjusted EBITDA defers only the portion of contract premium needed to pay claims over the life of the underlying contract and does not defer any commission expense.  Modified Cash adjusted EBITDA is used by management to evaluate the operating performance of the Extended Warranty segment and is also the basis for financial covenant calculations under the Company’s credit agreements.

Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance, taking into account all relevant factors.

Forward-Looking Statements

This press release may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as "expects," "believes," "anticipates," "intends," "estimates," "seeks," and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management's current beliefs, based on information currently available. A number of factors could cause actual events, performance, or results to differ materially from the events, performance, and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled "Risk Factors" in the Company's 2025 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission's website at www.sec.gov, on the Canadian Securities Administrators' website at www.sedar.com, or through the Company's website at www.kingsway-financial.com.

For Investor Inquiries:
Hayden IR
James Carbonara
(646) 755-7412
james@haydenir.com

For Company Inquiries:

Kingsway Financial Services Inc.

Kent Hansen, CFO

(312) 766-2163

khansen@kingsway-financial.com

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Consolidated EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/26	3/31/26	12/31/25	9/30/25	6/30/25
GAAP Net Income (Loss)	$(9,428)	$(2,268)	$(1,584)	$(2,411)	$(3,165)

Non-GAAP Adjustments:
Changes in fair value; realized gains/losses (1)	110	86	12	48	(36)
Employee related expenses (2)	2,291	451	383	726	731
Other items (3)	3,175	165	711	1,317	982
Depreciation, amortization, tax and interest expense	12,697	3,968	3,209	2,379	3,141
Total Non-GAAP Adjustments	18,273	4,670	4,315	4,470	4,818

Non-GAAP Adjusted Consolidated EBITDA	$8,845	$2,402	$2,731	$2,059	$1,653

	Twelve Months Ended	For the Three Months Ended
	3/31/25	3/31/25	12/31/24	9/30/24	6/30/24
GAAP Net Income (Loss)	$(9,059)	$(3,092)	$(1,470)	$(2,311)	$(2,186)

Non-GAAP Adjustments:
Discontinued operations	(31)	—	1	135	(167)
Changes in fair value; realized gains/losses (1)	175	(22)	133	(81)	145
Employee related expenses (2)	2,287	495	390	990	412
Other items (3)	2,866	1,095	225	956	590
Depreciation, amortization, tax and interest expense	13,995	2,876	4,117	3,343	3,659
Total Non-GAAP Adjustments	19,292	4,444	4,866	5,343	4,639

Non-GAAP Adjusted Consolidated EBITDA	$10,233	$1,352	$3,396	$3,032	$2,453

(1)	Includes realized and unrealized gains and losses on non-core investments; change in the fair value of subordinated debt (net of the portion of the change attributable to instrument-specific credit risk); unrealized gains and losses; and change in the fair value of any earn-outs (changes in fair value recorded as other income or expense).
(2)	Employee related expenses includes non-cash expense arising from the grant and modification of stock-based awards to employees; and costs associated with employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(3)	Other items include: legal expenses associated with the Company’s defense against significant litigation matters; acquisition and disposition-related expenses; and other non-recurring items.

Kingsway Financial Services Inc.

Reconciliation of KSX Segment Operating Income to Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/26	3/31/26	12/31/25	9/30/25	6/30/25
GAAP Operating Income for KSX segment	$9,004	$2,960	$1,810	$2,185	$2,049

Non-GAAP Adjustments:
Acquisition and employee costs (1)	905	244	279	178	204
Investment income (2)	116	28	29	30	29
Depreciation	1,012	265	367	267	113
Total Non-GAAP Adjustments	2,033	537	675	475	346

Non-GAAP adjusted EBITDA for KSX segment	$11,037	$3,497	$2,485	$2,660	$2,395

	Twelve Months Ended	For the Three Months Ended
	3/31/25	3/31/25	12/31/24	9/30/24	6/30/24
GAAP Operating Income for KSX segment	$6,062	$1,743	$1,734	$1,144	$1,441

Non-GAAP Adjustments:
Acquisition and employee costs (1)	376	52	65	120	139
Investment income (2)	153	25	33	27	68
Depreciation (3)	488	97	101	110	180
Total Non-GAAP Adjustments	1,017	174	199	257	387

Non-GAAP adjusted EBITDA for KSX segment	$7,079	$1,917	$1,933	$1,401	$1,828

(1)	Costs associated with acquisitions and employees assisting during a transition period and are not expected to be replaced once transition period has ended (approximately one year from acquisition date).
(2)	Investment income from interest on client deposits (Ravix, CSuite), as well as imputed interest on long-term software contracts (SPI).
(3)	The June 30, 2024 quarter includes a one-time catch-up for depreciation associated with the finalization of the DDI purchase accounting.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	3/31/26	3/31/26	12/31/25	9/30/25	6/30/25
GAAP Operating Income for Extended Warranty segment	$900	$261	$301	$401	$(63)

Non-GAAP Adjustments:
Investment income (1)	1,347	340	342	324	341
Employee costs	302	—	—	—	302
Other costs (2)	158	—	158	—	—
Depreciation	170	47	47	37	39
Total Non-GAAP Adjustments	1,977	387	547	361	682

Non-GAAP adjusted EBITDA for Extended Warranty segment	$2,877	$648	$848	$762	$619

	Twelve Months Ended	For the Three Months Ended
	3/31/25	3/31/25	12/31/24	9/30/24	6/30/24
GAAP Operating Income for Extended Warranty segment	$5,381	$515	$1,918	$1,704	$1,244

Non-GAAP Adjustments:
Investment income (1)	1,289	247	394	327	321
Employee costs	50	50	—	—	—
Depreciation	174	38	39	41	56
Total Non-GAAP Adjustments	1,513	335	433	368	377

Non-GAAP adjusted EBITDA for Extended Warranty segment	$6,894	$850	$2,351	$2,072	$1,621

(1)	Investment income arising as part of Extended Warranty segment’s minimum holding requirements, as well as realized gains and losses resulting from investments either held in trust as part of Extended Warranty segment’s minimum holding requirements or from the deployment of excess cash.
(2)	Other costs include one-time items not expected to be incurred going forward.